U.S. SECURITIES AND EXCHANGE COMMISSION
                              Washington, D.C. 20549











                                    Form 8-K










                  Current Report Pursuant to Section 13 or 15(d) of
                           The Securities Act of 1934



         Date of Report                         October 22, 2004
                                       (Date of earliest event reported)



                              TGC Industries, Inc.

           (Exact name of registrant as specified in its charter)



        Texas                     0-14908                 74-2095844
   (State or other              (Commission           (I.R.S. Employer
    jurisdiction                File Number)         Identification No.)
   of incorporation)



        1304 Summit, Suite 2
        Plano, Texas                                             75074
(Address of principal executive offices)                       (Zip Code)


Registrant's telephone number, including area code:      (972) 881-1099

Item 1.01.    Entry into a Material Definitive Agreement

     On October 22, 2004, TGC Industries, Inc.(the "Company") completed a loan transaction with a lender for the purpose of providing funds for the purchase of a new ARAM Aries recording system from an equipment manufacturer whose principal offices are located in Canada. The Company has made a down payment to the seller in the amount of $421,085.36 with the $2,386,649 balance of the purchase price financed by the lender. Such financing is repayable over a period of thirty-six months at a fixed per annum simple interest rate of 6.85%. The loan is collateralized by the new recording system equipment and the recording truck and two semi-trailers that will be used to transport the newly purchased equipment between jobs.

     Other than the transaction referred to above, Company has no other material relationship with either the lender or the equipment manufacturer.



Signatures


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                    TGC INDUSTRIES, INC.


October 27, 2004
                                    By: /s/ KENNETH W. USELTON
                                            Kenneth W. Uselton,
                                         Secretary, Treasurer, and CFO
                                        (Principal Financial and
                                          Accounting Officer)

4891.00001/454616.2